UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2013

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 2, 2013, The Hartford Financial Services Group, Inc. (the "Company") announced that Scott R. Lewis was appointed senior vice president and controller of the Company, effective May 3, 2013. In connection with his appointment, Mr. Lewis will serve as the Company’s principal accounting officer. A copy of the press release relating to Mr. Lewis’s appointment is attached as Exhibit 99.1 to this Form 8-K.

From 2009 to the present, Mr. Lewis, age 50, has served as senior vice president and chief financial officer of the Company's Consumer Markets division, with responsibility for, among other things, all aspects of the finance operations as well as Enterprise Business Services which includes information technology, enterprise operations, procurement and real estate. Mr. Lewis served as vice president of Property & Casualty Financial Reporting and Analysis from 2003 through 2009 and as assistant vice president and controller of Hart Re, a division that formally wrote assumed reinsurance, from 2002 through 2003. Mr. Lewis joined the Company in 1998 as assistant vice president and director in charge of internal audit for Property and Casualty. Previously, he served as a principal of Arthur Andersen.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 2, 2013	By:	Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Associate General Counsel

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Exhibit Index

Exhibit No.	Description

9.01	99.1 Press release of The Hartford Financial Services Group, Inc. dated May 2, 2013